UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2011

BROADRIDGE FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

001-33220	33-1151291
(Commission file number)	(I.R.S. Employer Identification No.)

1981 Marcus Avenue

Lake Success, New York 11042

(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 472-5400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On January 7, 2011, Broadridge Financial Solutions, Inc., a Delaware corporation (“Broadridge” or the “Company”), and its wholly-owned subsidiary, Broadridge Investor Communication Solutions, Inc., a Delaware corporation (“ICS”), completed the acquisition of all of the issued and outstanding common stock, par value $0.001 per share (the “Common Stock”), of Matrix Financial Solutions, Inc., a Delaware corporation (“Matrix”).

Pursuant to the terms of the stock purchase agreement (the “Agreement”), dated as of November 23, 2010, among Broadridge, ICS, Matrix and the shareholders of Matrix, the purchase price paid by ICS for the Common Stock was $201 million plus amounts paid for Matrix’s Net Working Capital (as defined in the Agreement) as of the closing date (the “Purchase Price”). At closing, each holder of a share of Common Stock received an amount equal to the quotient of (a) the Purchase Price, divided by (b) the aggregate number of shares of Common Stock outstanding on the closing date. A portion of the Purchase Price was deposited into an escrow account at closing to secure the sellers’ indemnification obligations under the Agreement. Concurrent with the closing of the transaction, Broadridge and Matrix entered into an escrow agreement to govern the terms of that escrow arrangement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this Current Report by reference.

Item 7.01.	Regulation FD Disclosure.

A copy of the press release announcing the closing of the transaction is furnished herewith as Exhibit 99.1.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

Exhibits. The following exhibits are furnished herewith:

Exhibit No.	Description
2.1	Stock Purchase Agreement, dated as of November 23, 2010, by and among the sellers named therein, Broadridge Investor Communication Solutions, Inc. and Broadridge Financial Solutions, Inc. (1)(2)

2.2	Escrow Agreement, dated as of January 7, 2011, by and among Capital One, N.A., Broadridge Investor Communication Solutions, Inc., the sellers named therein and Bluff Point Associates Corp. (1)(2)

99.1	Press release of Broadridge Financial Solutions, Inc. dated January 7, 2011.

(1)	Schedules to the Stock Purchase Agreement filed as Exhibit 2.1 and the Escrow Agreement filed as Exhibit 2.2 have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish supplemental copies of any omitted schedules upon request by the Securities and Exchange Commission.
(2)	Certain Confidential Information contained in this Exhibit was omitted by means of redacting a portion of the text and replacing it with an asterisk. This Exhibit has been filed separately with the Secretary of the Securities and Exchange Commission without the redaction pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2011

BROADRIDGE FINANCIAL SOLUTIONS, INC.

By:	/s/ Dan Sheldon
Name: Dan Sheldon
Title: Vice President, Chief Financial Officer